Exhibit 99.1

XPO Reports Second Quarter 2023 Results

GREENWICH, Conn. – August 4, 2023 – XPO (NYSE: XPO) today announced its financial results for the second quarter 2023, reflecting a solid performance in a soft industry environment for freight transportation. The company reported revenue of $1.92 billion and diluted earnings from continuing operations per share of $0.27.

Mario Harik, chief executive officer of XPO, said, “Our business performed above expectations in the second quarter, delivering adjusted EBITDA of $244 million and adjusted diluted EPS of $0.71.

“In North American LTL, we sequentially improved our adjusted operating ratio more than our forecast, and operated with greater labor efficiency. Our shipments per day were higher than a year ago, driven by our quality of service, with yield growth getting stronger as the quarter progressed.

“Our momentum continued into July, when we moved more volume through our network, accelerating year-over-year growth in tonnage and shipments per day to 4% and 9%, respectively. Our yield growth also continued to improve in July, driven by our pricing initiatives.”

Harik continued, “Looking forward, we’ll continue to deliver financial and operational excellence through the disciplined execution of our LTL 2.0 plan. This includes ongoing investments in network capacity of tractors, trailers and doors. We remain confident in achieving our long-term targets.”

Second Quarter Highlights

For the second quarter 2023, revenue was $1.92 billion, compared to $2.05 billion for the same period in 2022. The year-over-year reduction in revenue was due primarily to lower fuel surcharge revenue.

Net income from continuing operations attributable to common shareholders was $31 million for the second quarter 2023, compared with $96 million for the same period in 2022. Operating income was $107 million for the second quarter, compared with $171 million for the same period in 2022. Diluted earnings from continuing operations per share was $0.27 for the second quarter, compared with $0.83 for the same period in 2022.

Adjusted net income from continuing operations attributable to common shareholders, a non-GAAP financial measure, was $83 million for the second quarter, compared with $132 million for the same period in 2022. Adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”), a non-GAAP financial measure, was $0.71 for the second quarter, compared with $1.14 for the same period in 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $244 million for the second quarter, compared with $289 million for the same period in 2022. The year-over-year reduction in adjusted EBITDA was due primarily to lower fuel surcharge revenue.

The company generated $131 million of cash flow from operating activities in the second quarter. Free cash flow, a non-GAAP financial measure, was $5 million, after $126 million of net capital expenditures.

Reconciliations of non-GAAP financial measures in this press release are provided in the attached financial tables.

Results by Business Segment

Second Quarter 2023 Summary Segment Results

Three months ended June 30,	Revenue		Operating Income (Loss)		Adjusted EBITDA(1)
(in millions)	2023	2022	2023	2022	2023	2022
North American Less-Than-Truckload Segment	$1,136	$1,240	$129	$197	$208	$274
European Transportation Segment	781	807	12	15	46	49
Corporate	-	-	(34)	(41)	(10)	(34)
Total(2)	$1,917	$2,047	$107	$171	$244	$289

Six months ended June 30,	Revenue		Operating Income (Loss)		Adjusted EBITDA(1)
(in millions)	2023	2022	2023	2022	2023	2022
North American Less-Than-Truckload Segment	$2,256	$2,347	$232	$309	$390	$460
European Transportation Segment	1,568	1,594	9	16	83	87
Corporate	-	-	(76)	(91)	(19)	(74)
Total(2)	$3,824	$3,941	$165	$234	$454	$473

(1) Reconciliations of adjusted EBITDA are provided in the attached financial tables
(2) See the Non-GAAP Financial Measures section in this release

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.14 billion for the second quarter 2023, compared with $1.24 billion for the same period in 2022. On a year-over-year basis, shipments per day increased 1.9%, tonnage per day decreased 2.8%, and yield, excluding fuel, increased 1.4%. Including fuel, yield decreased 6.0%.

Operating income was $129 million for the second quarter 2023, compared with $197 million for the same period in 2022. Adjusted operating ratio, a non-GAAP financial measure, was 87.6%, compared with 83.2% a year ago, reflecting a headwind of 110 basis points of incremental depreciation expense from increased capital investment in the business.

Adjusted EBITDA for the second quarter 2023 was $208 million, compared with $274 million for the same period in 2022. The year-over-year reduction in adjusted EBITDA was due primarily to lower fuel surcharge revenue and pension income.

•	European Transportation: The segment generated revenue of $781 million for the second quarter 2023, compared with $807 million for the same period in 2022.

Operating income was $12 million for the second quarter 2023, compared with $15 million for the same period in 2022. Adjusted EBITDA was $46 million for the second quarter 2023, compared with $49 million for the same period in 2022.

Conference Call

The company will hold a conference call on Friday, August 4, 2023, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until September 4, 2023. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13739968.

About XPO

XPO, Inc. (NYSE: XPO) is one of the largest providers of asset-based less-than-truckload (LTL) transportation in North America, with proprietary technology that moves goods efficiently through its network. Together with its business in Europe, XPO serves approximately 49,000 customers with 562 locations and 37,000 employees. The company is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on Facebook, X, LinkedIn, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income from continuing operations attributable to common shareholders; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); free cash flows; adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations attributable to common shareholders and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities from continuing operations, less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations attributable to common shareholders and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale or other divestiture of one or more business units; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired and spun-off companies; goodwill impairment, including in connection with a business unit sale or other divestiture; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; the expected benefits of the spin-off of RXO, Inc.; the impact of the prior spin-offs of GXO Logistics, Inc. and RXO, Inc. on the size and business diversity of our company; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters; litigation; risks associated with our self-insured claims; governmental or political actions; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Karina Frayter

+1-203-484-8303

karina.frayter@xpo.com

XPO, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$1,917	$2,047	-6.4%	$3,824	$3,941	-3.0%
Salaries, wages and employee benefits	783	752	4.1%	1,545	1,477	4.6%
Purchased transportation	444	525	-15.4%	901	1,035	-12.9%
Fuel, operating expenses and supplies	390	434	-10.1%	817	852	-4.1%
Operating taxes and licenses	15	13	15.4%	30	29	3.4%
Insurance and claims	46	48	-4.2%	90	104	-13.5%
Gains on sales of property and equipment	(2)	(1)	100.0%	(5)	(2)	150.0%
Depreciation and amortization expense	107	96	11.5%	208	190	9.5%
Transaction and integration costs	17	7	142.9%	39	14	178.6%
Restructuring costs	10	2	400.0%	34	8	325.0%
Operating income	107	171	-37.4%	165	234	-29.5%
Other income	(3)	(13)	-76.9%	(8)	(27)	-70.4%
Debt extinguishment loss	23	26	-11.5%	23	26	-11.5%
Interest expense	43	31	38.7%	85	68	25.0%
Income from continuing operations before income tax provision	44	127	-65.4%	65	167	-61.1%
Income tax provision	13	31	-58.1%	17	39	-56.4%
Income from continuing operations	31	96	-67.7%	48	128	-62.5%
Income (loss) from discontinued operations, net of taxes	2	45	-95.6%	(1)	501	-100.2%
Net income attributable to XPO	$33	$141	-76.6%	$47	$629	-92.5%

Net income (loss) attributable to common shareholders
Continuing operations	$31	$96		$48	$128
Discontinued operations	2	45		(1)	501
Net income attributable to common shareholders	$33	$141		$47	$629

Basic earnings (loss) per share attributable to common shareholders (1)
Continuing operations	$0.27	$0.83		$0.42	$1.12
Discontinued operations	0.01	0.40		(0.01)	4.36
Basic earnings per share attributable to common shareholders	$0.28	$1.23		$0.41	$5.48
Diluted earnings (loss) per share attributable to common shareholders (1)
Continuing operations	$0.27	$0.83		$0.41	$1.11
Discontinued operations	0.01	0.39		(0.01)	4.33
Diluted earnings per share attributable to common shareholders	$0.28	$1.22		$0.40	$5.44

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	115		116	115
Diluted weighted-average common shares outstanding	118	116		117	116

(1) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except per share data)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$290	$460
Accounts receivable, net of allowances of $46 and $43, respectively	1,008	954
Other current assets	224	199
Current assets of discontinued operations	-	17
Total current assets	1,522	1,630
Long-term assets
Property and equipment, net of $1,795 and $1,679 in accumulated depreciation, respectively	2,037	1,832
Operating lease assets	704	719
Goodwill	1,493	1,472
Identifiable intangible assets, net of $423 and $392 in accumulated amortization, respectively	383	407
Other long-term assets	213	209
Total long-term assets	4,830	4,639
Total assets	$6,352	$6,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$464	$521
Accrued expenses	800	774
Short-term borrowings and current maturities of long-term debt	66	59
Short-term operating lease liabilities	110	107
Other current liabilities	93	30
Current liabilities of discontinued operations	-	16
Total current liabilities	1,533	1,507
Long-term liabilities
Long-term debt	2,452	2,473
Deferred tax liability	301	319
Employee benefit obligations	91	93
Long-term operating lease liabilities	592	606
Other long-term liabilities	264	259
Total long-term liabilities	3,700	3,750

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 116 and 115 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	1,268	1,238
Retained earnings (accumulated deficit)	43	(4)
Accumulated other comprehensive loss	(192)	(222)
Total equity	1,119	1,012
Total liabilities and equity	$6,352	$6,269

XPO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities of continuing operations
Net income	$47	$629
Income (loss) from discontinued operations, net of taxes	(1)	501
Income from continuing operations	48	128
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation, amortization and net lease activity	208	190
Stock compensation expense	41	14
Accretion of debt	7	8
Deferred tax expense (benefit)	(6)	22
Gains on sales of property and equipment	(5)	(2)
Other	39	37
Changes in assets and liabilities
Accounts receivable	(64)	(241)
Other assets	(31)	(38)
Accounts payable	(57)	72
Accrued expenses and other liabilities	27	167
Net cash provided by operating activities from continuing operations	207	357
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(355)	(242)
Proceeds from sale of property and equipment	13	7
Proceeds from settlement of cross currency swaps	-	19
Net cash used in investing activities from continuing operations	(342)	(216)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	1,977	-
Repurchase of debt	(2,003)	(651)
Proceeds from borrowings on ABL facility	-	275
Repayment of borrowings on ABL facility	-	(275)
Repayment of debt and finance leases	(35)	(32)
Payment for debt issuance costs	(15)	-
Change in bank overdrafts	51	25
Payment for tax withholdings for restricted shares	(12)	(13)
Other	1	(2)
Net cash used in financing activities from continuing operations	(36)	(673)
Cash flows from discontinued operations
Operating activities of discontinued operations	(8)	39
Investing activities of discontinued operations	1	680
Net cash provided by (used in) discontinued operations	(7)	719
Effect of exchange rates on cash, cash equivalents and restricted cash	5	(14)
Net increase (decrease) in cash, cash equivalents and restricted cash	(173)	173
Cash, cash equivalents and restricted cash, beginning of period	470	273
Cash, cash equivalents and restricted cash, end of period	297	446
Less: Cash, cash equivalents and restricted cash of discontinued operations, end of period	-	212
Cash, cash equivalents and restricted cash of continuing operations, end of period	$297	$234

North American Less-Than-Truckload Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Revenue (excluding fuel surcharge revenue)	$940	949	-0.9%	$1,843	$1,849	-0.3%
Fuel surcharge revenue	196	291	-32.6%	413	498	-17.1%
Revenue	1,136	1,240	-8.4%	2,256	2,347	-3.9%
Salaries, wages and employee benefits	573	548	4.6%	1,128	1,068	5.6%
Purchased transportation	87	134	-35.1%	186	270	-31.1%
Fuel, operating expenses and supplies (1)	226	257	-12.1%	474	489	-3.1%
Operating taxes and licenses	12	11	9.1%	24	24	0.0%
Insurance and claims	33	32	3.1%	61	67	-9.0%
(Gains) losses on sales of property and equipment	1	-	100.0%	2	-	100.0%
Depreciation and amortization	71	59	20.3%	139	115	20.9%
Transaction and integration costs	-	2	-100.0%	-	2	-100.0%
Restructuring costs	4	-	100.0%	10	3	233.3%
Operating income	129	197	-34.5%	232	309	-24.9%
Operating ratio (2)	88.7%	84.1%		89.7%	86.8%
Amortization expense	9	9		17	17
Transaction and integration costs	-	2		-	2
Restructuring costs	4	-		10	3
Gains on real estate transactions	-	-		-	-
Adjusted operating income (3)	$142	208	-31.7%	$259	$331	-21.8%
Adjusted operating ratio (3) (4)	87.6%	83.2%		88.5%	85.9%
Depreciation expense	62	50		122	98
Pension income	4	15		8	30
Gains on real estate transactions	-	-		-	-
Other	-	1		1	1
Adjusted EBITDA (5)	$208	274	-24.1%	$390	$460	-15.2%
Adjusted EBITDA margin (6)	18.3%	22.1%		17.3%	19.6%

(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)); adjusted operating margin is the inverse of adjusted operating ratio.
(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.
(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Pounds per day (thousands)	70,290	72,333	-2.8%	69,587	71,250	-2.3%
Shipments per day	51,220	50,274	1.9%	50,159	49,316	1.7%
Average weight per shipment (in pounds)	1,372	1,439	-4.7%	1,387	1,445	-4.0%
Revenue per shipment	$348.86	$388.10	-10.1%	$352.40	$372.77	-5.5%
Gross revenue per hundredweight (including fuel surcharges) (1)	$26.01	$27.68	-6.0%	$26.00	$26.54	-2.0%
Gross revenue per hundredweight (excluding fuel surcharges) (1)	$21.63	$21.34	1.4%	$21.34	$21.05	1.4%
Average length of haul (in miles)	836.7	826.3		834.1	830.6
Total average load factor (2)	22,822	23,955	-4.7%	22,956	24,086	-4.7%
Average age of tractor fleet (years)	5.1	5.9
Number of working days	63.5	64.0		127.5	127.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.
(2) Total average load factor equals freight pound miles divided by total linehaul miles.
Note: Table excludes the company's trailer manufacturing operations.

European Transportation Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$781	$807	-3.2%	$1,568	$1,594	-1.6%
Salaries, wages and employee benefits	203	185	9.7%	406	370	9.7%
Purchased transportation	357	391	-8.7%	715	765	-6.5%
Fuel, operating expenses and supplies (1)	162	166	-2.4%	337	340	-0.9%
Operating taxes and licenses	3	2	50.0%	6	5	20.0%
Insurance and claims	13	15	-13.3%	28	29	-3.4%
Gains on sales of property and equipment	(3)	(1)	200.0%	(7)	(2)	250.0%
Depreciation and amortization	33	32	3.1%	65	65	0.0%
Transaction and integration costs	-	1	-100.0%	1	3	-66.7%
Restructuring costs	1	1	0.0%	8	3	166.7%
Operating income	$12	$15	-20.0%	$9	$16	-43.8%
Amortization expense	5	5		10	10
Transaction and integration costs	-	1		1	3
Restructuring costs	1	1		8	3
Adjusted operating income (2)	$18	$22	-18.2%	$28	$32	-12.5%
Depreciation expense	28	27		55	55
Adjusted EBITDA (3)	46	49	-6.1%	83	87	-4.6%
Adjusted EBITDA margin (4)	6.0%	6.0%		5.3%	5.4%

(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.
(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Corporate
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%

Salaries, wages and employee benefits	7	19	-63.2%	11	39	-71.8%
Fuel, operating expenses and supplies	2	11	-81.8%	6	23	-73.9%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	-	1	-100.0%	1	8	-87.5%
Depreciation and amortization	3	5	-40.0%	4	10	-60.0%
Transaction and integration costs	17	4	325.0%	38	9	322.2%
Restructuring costs	5	1	400.0%	16	2	700.0%
Operating loss	$(34)	$(41)	-17.1%	$(76)	$(91)	-16.5%
Other income (expense) (1)	(1)	(3)		(1)	(4)
Depreciation and amortization	3	5		4	10
Transaction and integration costs	17	4		38	9
Restructuring costs	5	1		16	2
Adjusted EBITDA (2)	$(10)	$(34)	-70.6%	$(19)	$(74)	-74.3%

(1) Other income (expense) consists of foreign currency gain (loss) and other income (expense).
(2) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
Net income from continuing operations attributable to common shareholders	$31	$96	-67.7%	$48	$128	-62.5%
Debt extinguishment loss	23	26		23	26
Interest expense	43	31		85	68
Income tax provision	13	31		17	39
Depreciation and amortization expense	107	96		208	190
Transaction and integration costs	17	7		39	14
Restructuring costs	10	2		34	8
Adjusted EBITDA (1)	$244	$289	-15.6%	$454	$473	-4.0%
Revenue	$1,917	$2,047	-6.4%	$3,824	$3,941	-3.0%
Adjusted EBITDA margin (1) (2)	12.7%	14.1%		11.9%	12.0%

(1) See the “Non-GAAP Financial Measures” section of the press release.
(2) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

XPO, Inc.
Reconciliation of Non-GAAP Measures (cont.)
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Net Income from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income from continuing operations attributable to common shareholders	$31	$96	$48	$128
Debt extinguishment loss	23	26	23	26
Amortization of acquisition-related intangible assets	14	13	27	27
Transaction and integration costs	17	7	39	14
Restructuring costs	10	2	34	8
Income tax associated with the adjustments above (1)	(12)	(12)	(23)	(18)
Adjusted net income from continuing operations attributable to common shareholders (2)	$83	$132	$148	$185

Adjusted diluted earnings from continuing operations per share (2)	$0.71	$1.14	$1.27	$1.60

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	118	116	117	116

(1) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$5	$6	$5	$6
Amortization of acquisition-related intangible assets	3	3	6	6
Transaction and integration costs	2	1	5	3
Restructuring costs	2	2	7	3
	$12	$12	$23	$18

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(2) See the "Non-GAAP Financial Measures" section of the press release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Cash Flows from Operating Activities of Continuing Operations to Free Cash Flow
Net cash provided by operating activities from continuing operations	$131	$169	$207	$357
Payment for purchases of property and equipment	(131)	(119)	(355)	(242)
Proceeds from sale of property and equipment	5	4	13	7
Free Cash Flow (1)	$5	$54	$(135)	$122

(1) See the "Non-GAAP Financial Measures" section of the press release.